UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 31, 2017

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any  new or revised financial accounting standards provided pursuant to Section 13a) of the Exchange Act.

☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2017, Emmaus Life Sciences, Inc. (“we,” “our,” “us,” “Emmaus,” or the “company”) and Peter Ludlum, our former Co-President and Chief Business Officer, entered into a separation agreement and general release pursuant to which Mr. Ludlum’s employment ended as of May 31, 2017, subject to certain statutory periods during which Mr. Ludlum is entitled to revoke the separation agreement and general release.  We refer to the expiration of such periods as the “effective date.”

In the separation agreement and general release, we have agreed to continue at our expense Mr. Ludlum’s coverage and benefits under our health insurance plan until May 31,2020, after which he shall have the right to elect insurance continuation coverage at his own expense.

The separation agreement and general release includes a general release by Mr. Ludlum of any and all claims through the date of execution of the separation agreement, subject to certain normally excluded claims.

In connection with Mr. Ludlum’s separation from the company, we and Mr. Ludlum entered into a consultation agreement dated June 1, 2017 under which Mr. Ludlum agrees to provide consulting services to the company during the period ending May 31, 2018.  In return, we have agreed in the consulting agreement to pay Mr. Ludlum consulting fees of $15,000 per month and to pay or reimburse Mr. Ludlum for busines-related expenses and other specified amounts.  We also have agreed in the consulting agreement that Mr. Ludlum’s vested stock options as of May 31, 2017 will be exercisable at any time until the respective expiration dates of the stock options, in each case, without regard to the termination of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2017	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ WILLIS C. LEE
Name: Willis C. Lee
Title: Chief Financial Officer